                           STOCK PURCHASE AGREEMENT
                           ------------------------

          THIS STOCK PURCHASE AGREEMENT is entered into as of the ____ day of April, 1998 by and between MIKOHN GAMING CORPORATION ("MIKOHN"), a Nevada corporation, and PROGRESSIVE GAMES, INC. ("PGI"), a Delaware corporation, and DONALD W. JONES ("JONES").

                             W I T N E S S E T H:

          WHEREAS, JONES is the legal and beneficial owner of all of the stock in PGI (the "PGI Shares"); and

          WHEREAS, PGI is engaged in the business of designing, developing, fabricating, manufacturing, selling, leasing, installing, maintaining and servicing various proprietary live table games and related products and equipment (the "Business"); and

          WHEREAS, PGI and/or JONES is the legal and beneficial owner of all of the Stock in two affiliated corporations being Progressive Games - Australia Pty. Limited (Australian Company Number 061 162 847), an Australian corporation, and Progressive Games de Argentina SA, an Argentine corporation (collectively the "PGI Affiliates"); and

          WHEREAS, PGI owns tangible and intangible assets used in the Business which include, without limitation, leases, equipment and equipment leases, contracts, permits, licenses, franchises, approvals and authorizations by governmental or regulatory authorities or bodies, work in process, inventory, supplies, tools, accounts receivable (including receivables from Casino Technology, Inc. ("CTI") in respect to that certain Exclusive Irrevocable License Respecting Caribbean Stud Video Games dated August 2, 1995 between CTI and PGI and all of PGI's right, title and interest to any claims associated therewith, as well as all of PGI's rights to other past and future payments and claims under such License (the "CTI Receivable")), bank accounts, notes receivable (including the following Promissory Notes: Note dated February 29, 1996 from Troy Peters in the principal amount of $26,989.07, Note dated January 6, 1996 from Bruce Vititoe in the principal amount of $44,747.24, Note dated January 12, 1997 from Terry Adams in the principal amount of $10,764.27, and Note dated September 15, 1997 from August J. Masciotra in the principal amount of $31,000 (collectively the "Employee Notes")), prepaid expenses and deferred expenses, telephone equipment and telephone numbers, computer hardware, software and firmware, computer tapes, disks and codes, trademarks, service marks, trade names, patents and/or patent applications and/or technology, ideas, designs, concepts, inventions and processes which may or may not be patentable, copyrights, licenses, trade secrets, know how, formulae, test information, market surveys, customer lists, supplier lists, claims and rights against third parties, set-offs and credits, manufacturing processes, business and marketing plans, good will, and accounting, financial and business records, and shares in other corporations (collectively the "PGI Assets") all as reflected in the audited financial statements for the year ending December 31, 1997 attached as Exhibit A and the unaudited financial statements for the two months ending February 28, 1998 attached as Exhibit B (collectively the "Financial Statements"); and

          WHEREAS, MIKOHN is engaged in the business of designing, developing, fabricating and manufacturing, marketing, distributing, selling, installing and servicing progressive jackpot systems, associated gaming equipment, gaming devices, associated gaming equipment and gaming displays and signage; and

          WHEREAS, JONES is desirous of selling and MIKOHN is desirous of purchasing the PGI Shares on the terms set forth below.

          NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and conditions set forth herein and other good and valuable consideration, the sufficiency and adequacy of which is hereby acknowledged by all parties, it is agreed as follows:

          1    PURCHASE. MIKOHN agrees to purchase and JONES agrees to sell the
               --------
PGI Shares on the specific terms and conditions set forth below.

          2    PURCHASE PRICE. The purchase price ("Purchase Price") for the PGI
               --------------
Shares shall be as set forth in Section 4.5.1.

          3    EARNEST MONEY DEPOSIT. Six (6) business days after the execution
               ---------------------
of this Agreement, MIKOHN shall pay to the law firm of Cooper, Perskie, April, Neidelman, Wagenheim & Levenson ("Escrow Holder") a good faith earnest money deposit of $1 million (the "Earnest Money Deposit"). The Escrow Holder shall be instructed to place the Earnest Money Deposit into an interest bearing account with an institution acceptable to MIKOHN and JONES. The Earnest Money Deposit and all accrued interest thereon shall be credited to the Purchase Price and paid to JONES at the Closing (defined below). In the event the transactions contemplated by this Agreement do not close on the Closing Date (as defined below) by reason of the failure of any of the conditions specified in Section 6 (the "Section 6 Conditions"), the Earnest Money Deposit and all accrued interest thereon shall be paid to MIKOHN. In the event the transactions contemplated by this Agreement do not close for any reason other than a failure of the Section 6 Conditions, and provided further that such reason is not the result of any negligent or intentional act or omission on the part of PGI or JONES, or if this Agreement is terminated pursuant to Section 33.2.2, 33.2.3, 33.2.4 or 33.2.5, the Earnest Money Deposit and all accrued interest thereon shall be paid to JONES. Except in the case of a distribution described in the immediately preceding sentence, all interest earned on the Earnest Money Deposit shall be treated as interest income of MIKOHN for federal and state income tax purposes. The terms of this Section 3 shall be set forth in an escrow agreement mutually acceptable to MIKOHN and JONES.

          4    CLOSING.
               -------

               4.1  TIME AND PLACE. The purchase and sale of the PGI Shares
                    --------------
hereunder (the "Closing") shall occur at the offices of PGI within five (5) business days after all of the third party consents described in Section 6.12 have been obtained and the financing described in Section 6.13 has closed, but not later than August 31, 1998, or at such other time and date allowed under
Section 4.3 below or agreed to in a writing signed by MIKOHN and JONES (the "Closing Date").

               4.2  HIGHLY CONFIDENT LETTER. On or before April 30, 1998, MIKOHN
                    -----------------------
will provide JONES with a letter from Canadian Imperial Bank Corporation ("CIBC") stating that CIBC is "highly confident" that it can raise the financing necessary to consummate the transactions contemplated by this Agreement ("Highly Confident Letter").

               4.3  EXTENSION OF CLOSING DATE. If the Closing has not occurred
                    -------------------------
by August 31, 1998 because MIKOHN has not secured financing pursuant to Section
6.13 and MIKOHN has otherwise satisfied all of the conditions precedent in
Section 7, MIKOHN shall have the right to extend the Closing Date for an additional thirty (30) days provided: [1] that MIKOHN gives JONES reasonably satisfactory evidence that the financing required under Section 6.13 is imminent and [2] MIKOHN delivers to JONES a new CIBC Highly Confident Letter.

               4.4  DELIVERIES OF JONES. At the Closing, JONES shall execute and
                    -------------------
deliver or cause to be executed and delivered to MIKOHN:

                    4.4.1  STOCK CERTIFICATES. Certificates representing the PGI
                           ------------------
Shares, endorsed over to MIKOHN or accompanied by duly executed stock powers;

                    4.4.2  CORPORATE DOCUMENTS. The Certificate of Incorporation
                           -------------------
of PGI including all amendments thereto, certified by the Secretary of State of Delaware as of a recent date, and the Bylaws of PGI, certified by the Secretary of PGI, as in effect at the Closing;

                    4.4.3  CERTIFICATES OF GOOD STANDING. Certificates of Good
                           -----------------------------
Standing, dated as of a recent date, with respect to PGI, issued by the Secretary of State of each of the States listed in Schedule 4.4.3 hereto;

                    4.4.4  RESOLUTION. A copy of the resolution of the Board of
                           ----------
Directors of PGI, certified by the Secretary of PGI as having been duly and validly adopted and being in full force and effect, authorizing execution and delivery of this Agreement and performance of the transactions contemplated hereby by PGI;

                    4.4.5  BOOKS AND RECORDS. All of the minute books, stock
                           -----------------
ledgers and similar corporate records of PGI and the PGI Affiliates;

                    4.4.6  LIEN SEARCHES. Such Uniform Commercial Code lien
                           -------------
searches, releases and such other instruments showing that there were no material financing statements, judgments, tax or other material liens outstanding against PGI or any of the PGI Assets as of the Closing Date or a date that is not more than thirty (30) days prior to the Closing Date (except for liens listed on Schedule 4.4.6 hereto, which liens shall be released at or prior to the Closing unless otherwise noted on such Schedule);

                    4.4.7  CONSENTS. Evidence reasonably satisfactory to MIKOHN
                           --------
that all material consents, approvals or authorizations of or notifications to any third parties required to be obtained by JONES or PGI in order for JONES to sell and transfer the PGI Shares and to consummate the transactions contemplated hereby have been obtained by JONES or PGI; provided, that, with respect to licensing consents, approvals or authorizations, evidence that PGI will be permitted to conduct the Business in the jurisdiction following the Closing shall constitute a satisfactory consent, approval or authorization;

                    4.4.8  RESIGNATIONS. Resignations from each member of the
                           ------------
Board of Directors of PGI and from such other officers of PGI and other persons set forth in Schedule 6.9. Such resignations shall be effective as of the Closing Date and shall include or be accompanied by termination and release agreements, in form and substance reasonably satisfactory to MIKOHN and its counsel, effective to release MIKOHN and its stockholders and representatives from all claims or liabilities they may have arising from or related to their employment with or service to PGI or termination thereof except for claims or liabilities arising under this Agreement and except for post-termination obligations and benefits.

                    4.4.9   TERMINATION OF EMPLOYMENT AGREEMENTS. Evidence of
                            ------------------------------------
the termination of those employment agreements, if any, listed in Schedule
4.4.9;

                    4.4.10  OPINION OF COUNSEL. An opinion of counsel for JONES
                            ------------------
and PGI substantially in the form of Exhibit C attached hereto;

                    4.4.11  OFFICER'S CERTIFICATE. A certificate from JONES,
                            ---------------------
dated the Closing Date, containing the information required pursuant to Section
6.4 and Section 6.7; and

                    4.4.12  OTHER DOCUMENTS. Such other documents and
                            ---------------
instruments as MIKOHN or its counsel reasonably shall deem necessary to consummate the transactions contemplated hereby.

     All documents delivered to MIKOHN shall be in a form and substance reasonably satisfactory to MIKOHN.

               4.5  DELIVERIES OF MIKOHN. At the Closing, MIKOHN will execute
                    --------------------
and deliver or cause to be executed and delivered to JONES simultaneously with delivery of the items referred to in Section 4.4 above:

                    4.5.1   CASH CONSIDERATION: The Purchase Price in cash in
                            ------------------
the amount of $35.135 million plus $45,000 per month or portion thereof prorated through the Closing Date adjusted by the following:

                            4.5.1.1  less the principal amount of PGI's long
term debt to First Union National Bank and any other lender (the "Long Term Debt") as of the Closing Date;

                            4.5.1.2  plus an amount equal to PGI's cash balances
on the Closing Date;

                            4.5.1.3  less an amount equal to any accounts
payable of PGI on the Closing Date (calculated consistently with those reflected on the Financial Statements) in excess of $500,000;

                            4.5.1.4  less an amount equal to reduction in
shareholder equity as of the Closing Date from that which is warranted in
Section 11.4; and

                            4.5.1.5  less an amount equal to the unpaid
principal balance and accrued interest outstanding on the Employee Notes; and

                            4.5.1.6  plus an amount equal to the royalties and
any other amounts (excluding amounts paid pursuant to Section 4.5.1) due to PGI from MIKOHN that are accrued and unpaid as of the Closing Date.

The parties shall endeavor to make the adjustments contemplated by Sections 4.5.1.1, 4.5.1.2, 4.5.1.3 and 4.5.1.4 as of the Closing Date and reflect such adjusted amount in the amount paid JONES at Closing. At Closing, MIKOHN shall deposit $1 million of the Purchase Price into an escrow account with the Escrow Holder and pursuant to an escrow agreement mutually satisfactory to JONES and MIKOHN. Within thirty (30) days after the Closing, Rosenfarb and Company shall deliver to the parties a report stating whether the adjustments made under Sections 4.5.1.1, 4.5.1.2, 4.5.1.3 and 4.5.1.4 are correct and whether any further adjustments are necessary. If either party disputes any such further adjustments, (i) such party shall deliver written notice to the other party, the escrow agent and to Rosenfarb and Company within ten (10) days specifying the disputed adjustment and disputed amount, (ii) the escrow agent shall pay any undisputed adjustments in favor of MIKOHN to MIKOHN and the balance, together with interest thereon but less the disputed portion, to JONES, and (iii) the parties shall seek to resolve such dispute. If no notice is given, the escrow agent shall,within three (3) days, pay any adjustments in favor of MIKOHN to MIKOHN and the balance, together with interest thereon, to JONES. Any such dispute between the parties shall be resolved by a single arbitrator who is a certified public accountant based in Dade County, Florida mutually acceptable to the parties. The non-prevailing party shall bear all of the arbitrator's fee and expenses. The escrow agent shall pay the disputed balance, together with interest thereon, in accordance with the arbitrator's order, which shall be final and binding on the parties.

                    4.5.2   RESOLUTION. A copy of the resolution of the Board of
                            ----------
Directors of MIKOHN, certified by the Secretary of MIKOHN as having been duly and validly adopted and being in full force and effect, authorizing execution and delivery of this Agreement and performance of the transactions contemplated hereby by MIKOHN;

                    4.5.3   CONSENTS. Evidence reasonably satisfactory to JONES
                            --------
that all material consents, approvals or authorizations of or notifications to any third parties required to be obtained by MIKOHN in order to consummate the transactions contemplated hereby have been obtained by MIKOHN;

                    4.5.4   OPINION OF COUNSEL. An opinion of Counsel for MIKOHN
                            ------------------
substantially in the form of Exhibit D attached hereto; and

                    4.5.5   OTHER DOCUMENTS. Such other documents and
                            ---------------
instruments as JONES or its counsel reasonably shall deem necessary to consummate the transactions contemplated hereby.

     All documents delivered to JONES shall be in form and substance reasonably satisfactory to JONES.

          5    OBLIGATIONS OF PARTIES.  At the Closing:
               ----------------------

               5.1 By instruments in form satisfactory to MIKOHN, JONES shall grant, sell, transfer, assign, convey and deliver all of the PGI Shares to MIKOHN free and clear of all pledges, liens and encumbrances of every nature.

               5.2 MIKOHN shall cause JONES and all other guarantors, if any, to be released from their personal guarantees of the First Union National Bank loan.

               5.3 By instruments in form satisfactory to JONES, PGI shall assign to JONES all of PGI's rights, title and interest to the CTI Receivable, the Employee Notes and the Gaming Tables referenced in Section 11.5.4.

          6    CONDITIONS PRECEDENT TO OBLIGATION OF MIKOHN. The obligation of
               --------------------------------------------
MIKOHN to consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or before the Closing, of all the following conditions, unless waived in writing by MIKOHN.

               6.1  CERTIFICATES FOR SHARES. MIKOHN shall have received
                    -----------------------
certificates for the PGI Shares, which shall constitute all of the issued and outstanding capital stock of PGI.

               6.2  REPRESENTATIONS AND WARRANTIES TRUE. All representations and
                    -----------------------------------
warranties of JONES in this Agreement or Schedules and Exhibits hereto, or in any written statement or certificate required by this Agreement to be delivered to MIKOHN by JONES and PGI, shall be true and correct in all material respects on and as of the Closing Date.

               6.3  COVENANTS PERFORMED. JONES shall have performed, satisfied,
                    -------------------
and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by JONES on or before the Closing Date.

               6.4  CERTIFICATE. MIKOHN shall have received from JONES a
                    -----------
certificate, dated the Closing Date, certifying, in such detail as MIKOHN and its counsel may reasonably request, that the conditions specified in this
Section 6 (other than Section 6.13)
have been satisfied.

               6.5  OPINION OF COUNSEL. MIKOHN shall have received an opinion
                    ------------------
from counsel for JONES and PGI, dated the Closing Date, substantially in the form attached hereto as Exhibit C.

               6.6  NO VIOLATIONS; NO ACTIONS. Consummation of the transactions
                    -------------------------
contemplated by this Agreement shall not violate any order, decree or judgment of any court or governmental body having competent jurisdiction and no action or proceeding shall have been instituted or threatened by any person, entity or governmental agency in connection with consummation of the transactions contemplated by this Agreement which, in any such case, in the reasonable judgment of MIKOHN, has a reasonable probability of resulting in [1] the obtaining of material damages from MIKOHN or PGI; or [2] an order, judgment or decree restraining, prohibiting or rendering unlawful the consummation of the transactions contemplated by this Agreement.

               6.7  NO MATERIAL ADVERSE EFFECT. During the period from February
                    --------------------------
28, 1998 to the Closing, there shall not have been any material adverse change in the Business or the PGI Assets or the liabilities, obligations, prospects, financial condition or results of operations of PGI from that disclosed in this Agreement and the Exhibits and Schedules hereto (a "PGI Material Adverse Effect"), and MIKOHN shall have received a certificate from JONES dated the Closing Date to the foregoing effect.

               6.8  PROCEEDINGS AND DOCUMENTS. All corporate and other
                    -------------------------
proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be in form and substance reasonably satisfactory to MIKOHN and its counsel, and MIKOHN shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

               6.9  RESIGNATIONS. The directors, officers and certain management
                    ------------
personnel of PGI whose names appear on Schedule 6.9 hereto, shall have submitted their resignations in writing to PGI.

               6.10 DELIVERY OF DOCUMENTS. MIKOHN shall have received all
                    ---------------------
documents and other items to be delivered by JONES under this Agreement.

               6.11 SCHEDULES. JONES and PGI shall have completed and attached
                    ---------
thereto all Schedules required by this Agreement, and all such Schedules shall have been reasonably acceptable to MIKOHN. Failure of MIKOHN to object within five (5) business days of delivery of a Schedule to MIKOHN shall mean that such Schedule is deemed acceptable to MIKOHN. If JONES and PGI have provided a Schedule pursuant to this Section 6.11, they may revise the Schedule to reflect changes occurring subsequent to MIKOHN's acceptance of the Schedule and prior to Closing.

               6.12 REQUIRED CONSENTS AND APPROVALS. The waiting period under
                    -------------------------------
the Hart-Scott-Rodino Antitrust Improvements Act, if applicable, shall have expired and all other consents, approvals and authorizations required by Section
4.4.7 shall have been obtained.

               6.13 FINANCING. MIKOHN shall have arranged for financing on terms
                    ---------
and conditions reasonably satisfactory to MIKOHN which is sufficient to consummate the transactions contemplated hereby.

               6.14 SHARES IN PGI AFFILIATES. JONES shall have caused the
                    ------------------------
transfer of the stock of the PGI Affiliates to PGI and shall have provided satisfactory evidence of such transfer to MIKOHN; provided, however, where required by applicable law, a minority of shares in the PGI Affiliates may be held by a resident national nominee of the country in which the PGI Affiliate is incorporated so long as [1] the percentage ownership in the Affiliate represented by shares so held is the minimum required by law and [2] PGI has the right and power to designate a substitute resident national nominee to hold such shares for a nominal fee.

          7    CONDITIONS PRECEDENT TO OBLIGATION OF JONES. The obligation of
               -------------------------------------------
JONES to consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or before the Closing, of all the following conditions, unless waived in writing by JONES.

               7.1  REPRESENTATIONS AND WARRANTIES TRUE. All representations and
                    -----------------------------------
warranties of MIKOHN in this Agreement, or in any written statement or certificate required by this Agreement to be delivered to JONES by MIKOHN, shall be true and correct in all material respects on and as of the Closing Date.

               7.2  COVENANTS PERFORMED. MIKOHN shall have performed, satisfied,
                    -------------------
and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by MIKOHN on or before the Closing Date.

               7.3  CERTIFICATE. JONES shall have received from MIKOHN a
                    -----------
certificate, dated the Closing Date, certifying, in such detail as JONES and its counsel may reasonably request, that the conditions specified in this Section 7 have been satisfied.

               7.4  OPINION OF COUNSEL. JONES shall have received an opinion
                    ------------------
from counsel for MIKOHN, dated the Closing Date, substantially in the form attached hereto as Exhibit D.

               7.5  NO VIOLATIONS; NO ACTIONS. Consummation of the transactions
                    -------------------------
contemplated by this Agreement shall not violate any order, decree or judgment of any court or governmental body having competent jurisdiction and no action or proceeding shall have been instituted or threatened by any person, entity or governmental agency in connection with consummation of the transactions contemplated by this Agreement which, in any such case, in the reasonable judgment of JONES, has a reasonable probability of resulting in [1] the obtaining of material damages from JONES; or [2] an order, judgment or decree restraining, prohibiting or rendering unlawful the consummation of the transactions contemplated by this Agreement.

               7.6  PROCEEDINGS AND DOCUMENTS. All corporate and other
                    -------------------------
proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be in form and substance reasonably satisfactory to JONES and its counsel, and JONES shall have received all such counterpart originals or certified or other copies of such documents as he may reasonably request.

               7.7  DELIVERY OF DOCUMENTS. JONES shall have received all
                    ---------------------
documents and other items to be delivered by MIKOHN under this Agreement.

               7.8  REQUIRED CONSENTS AND APPROVALS. The waiting period under
                    -------------------------------
the Hart-Scott-Rodino Antitrust Improvements Act, if applicable, shall have expired and all other consents, approvals and authorizations required by Section
4.5.3 shall have been obtained.

          8    ADDITIONAL AGREEMENTS. The parties agree to execute any
               ---------------------
additional instruments or agreements necessary to effectuate the intent of this Agreement.

          9    RIGHT OF INSPECTION.
               -------------------

               9.1 JONES shall cause PGI to give MIKOHN and its accountants, legal counsel and other representatives full access, during normal business hours throughout the period prior to the Closing, to all of the properties, books, contracts, commitments and records relating to the business, assets and liabilities of PGI, and will furnish MIKOHN, its accountants, legal counsel and other representatives during such period all such information concerning its affairs as MIKOHN may reasonably request; provided, that any furnishing of such information pursuant hereto or any investigation by MIKOHN shall not affect MIKOHN's right to rely on the representations, warranties and covenants made by JONES in this Agreement. MIKOHN will hold in confidence all information so obtained and will use such information only for purposes related to the transactions contemplated hereby. MIKOHN further agrees that it will not disclose or use, and will direct its advisors and representatives and financing sources not to disclose or use, any such information to any third party except upon the prior written consent of JONES, or except as required by law or except to its advisors, representatives and financing sources who reasonably need to know such information for purposes of evaluating the transactions contemplated by this Agreement. If the transactions contemplated hereby are not consummated, MIKOHN will return all data to JONES and continue to honor the foregoing confidentiality and non-disclosure covenants for a period of four (4) years. Such obligation of confidentiality shall not extend to any information [1] that was previously known to MIKOHN prior to the start of discussions leading to the execution of this Agreement; [2] obtained by MIKOHN in good faith from third parties who are not obligated to maintain the information confidential; or [3] that is or shall be public knowledge through no act or omission of MIKOHN or any of its directors, officers, employees or representatives in violation of this Agreement.

               9.2 From the date hereof to the Closing Date, PGI will provide MIKOHN with monthly financial statements (income statement and balance sheet and statement of cash flow) on or before the 15th of each month for the previous month.

          10   ASSIGNABILITY. This Agreement is not assignable by any party
               -------------
without the written consent of all of the parties.

          11   REPRESENTATIONS AND WARRANTIES OF PGI AND JONES. Effective on the
               -----------------------------------------------
date hereof and at the Closing, JONES hereby represents and warrants to MIKOHN as follows. Reference herein to the "knowledge" of JONES, to matters "known" to JONES and similar references shall mean matters actually known to JONES as well as matters which, after reasonable inquiry, JONES would have reason to know.

               11.1 ORGANIZATION. PGI is duly organized and validly existing and
                    ------------
in good standing under the laws of the state of Delaware. PGI is duly qualified to do business and is in good standing in those states or other jurisdictions where it owns or leases real property or otherwise where qualification is required in connection with the conduct of the Business (all as set forth in Schedule 4.4.3 hereto) except where failure to be so qualified would not have a PGI Material Adverse Effect.

               11.2 AUTHORITY, BINDING EFFECT. JONES has all requisite power and
                    -------------------------
authority to execute, deliver and perform this Agreement, and the other instruments and documents required or contemplated herein. Such execution, delivery and performance have been duly authorized by all necessary action and, except as set forth in Schedule 11.2, do not and will not result in a breach of, or entitle any party (with due notice or lapse of time or both) to terminate, accelerate or call a default with respect to, or result in the creation or imposition of any lien, charge, encumbrance or claim of any nature whatsoever upon PGI or any of the PGI Assets pursuant to any agreement or instrument to which PGI is a party or by which PGI or any of the PGI Assets are bound. To JONES' knowledge, the execution, delivery and performance of this Agreement will not result in any violation by JONES of any law, rule or regulation applicable to JONES, the PGI Assets, or the Business. JONES is not a party to, or subject to or bound by, any judgment, injunction or decree of any court or governmental authority which restricts or interferes with the performance of this Agreement. This Agreement is a valid and binding obligation of JONES and is enforceable against JONES in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights of creditors generally and general equitable principles regardless of whether enforcement is considered in proceedings at law or in equity.

               11.3 FINANCIAL INFORMATION; ABSENCE OF MATERIAL ADVERSE CHANGES.
                    ----------------------------------------------------------
JONES has delivered to MIKOHN the Financial Statements consisting of balance sheets, income statements and statements of cash flows for the twelve months ended as of December 31, 1997 and the two months ended as of February 28, 1998. The Financial Statements, with the notes thereto, are in accordance with the books and records of PGI, are correct and complete and present fairly in all material respects the financial position, results of operations and changes in financial condition of PGI and the Business as of the dates and for the periods indicated, in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods specified and in accordance with past practice. To JONES' knowledge, the books and accounts for the periods contained in the Financial Statements are complete and correct in all material respects, do not contain any information which is materially false or misleading and fully, accurately and fairly reflect the financial condition and transactions of the Business. The statements of income for the periods contained in the Financial Statements do not contain or reflect any items of special non-recurring income or expense, except as expressly specified therein, and the balance sheets do not reflect any write-up or revaluation increasing the book value of any PGI Asset except as required by generally accepted accounting principles and disclosed in the Financial Statements and notes thereto. Except as set forth in the Schedules attached hereto, there is no material liability or obligation, fixed or contingent, including, without limitation, any unfunded obligation under any pension plan, relating to the Business that is not reflected or reserved against in the Financial Statements or otherwise disclosed in the notes thereto, other than liabilities incurred in the ordinary course of business after the date thereof which in the aggregate do not have a PGI Material Adverse Effect.

                    11.3.1 Since February 28, 1998, there has been no PGI Material Adverse Effect.

                    11.3.2 Except as set forth in the Schedules, JONES has no knowledge of any present condition or contingency (other than matters of public knowledge or which are generally applicable to the industries in which the Business is conducted) which JONES reasonably expects will have a PGI Material Adverse Effect.

                    11.3.3 Since February 28, 1998 and except as set forth in the Schedules hereto or as contemplated by this Agreement: [1] JONES has engaged in no material transactions involving the transfer of any assets to or from PGI, except transactions in the ordinary course of business on terms no less favorable than could have been obtained in transactions with unaffiliated third parties; [2] there have been no employment contracts or compensation arrangements entered into by PGI with, and no increase in the compensation payable to directors, officers, employees or agents of PGI except as set forth on Schedule 11.3.3 attached hereto; [3] PGI has not made or agreed to, and there has not become effective, any approval, adoption, modification or amendment of any pension, retirement or other benefit plan or arrangement, relating to the Business; [4] other than commitments incurred in the ordinary course of business, there have been no material commitments for capital expenditures relating to the Business; [5] there have been no material contracts, obligations or commitments relating to the Business undertaken or amended and no material liabilities or indebtedness relating to the Business incurred or guaranteed; [6] PGI has not created any material lien upon, granted any security interest in or otherwise encumbered, any of the PGI Assets; [7] there has been no write-up, write-down or write-off of any PGI Asset; [8] PGI has not waived any rights or released any claims material to the Business; [9] there has occurred no split-up or other recapitalization in respect of the capital stock of PGI or any direct or indirect redemption, purchase or other acquisition of any such capital stock or any agreement to do any of the foregoing; [10] no indebtedness has been incurred by PGI, except such as may have been incurred or entered into in the ordinary course of Business; [11] no change has occurred in the accounting methods, practices or policies followed by PGI from those in effect during the past three
(3) fiscal years; [12] there has occurred no change in or amendment to the Certificate of Incorporation or Bylaws of PGI; [13] except as set forth in
Schedule 11.3.3[13], there has occurred no issuance, transfer, sale or pledge by PGI of any shares of its capital stock or other securities or of any commitment, option, right or privilege under which PGI is or may become obligated to issue any share of its capital stock or other securities; and [14] in general, the Business has been conducted in all respects only in the ordinary course.

                    11.3.4 As of December 31, 1997, PGI had placed on lease, either directly or through sublicensees, not fewer than 935 tables of Caribbean Stud, Caribbean Draw or other game using patents owned or held by PGI ("Gaming Tables") which are obligated to generate revenue for PGI through recurring rental and license fees as reflected on the Financial Statements.

               11.4 SHAREHOLDER EQUITY. On March 1, 1998, PGI shareholder equity
                    ------------------
was not less than $3.8 million, after giving effect to a $1.5 million dividend payable in April 1998 and shall increase at a minimum of $350,000 per month thereafter until the Closing Date, less any write off of assets requested in writing by MIKOHN.

               11.5 THE PGI ASSETS. The PGI Assets constitute all the material
                    --------------
assets, real and personal, tangible and intangible, that are owned, used or held for use in connection with or otherwise relate to the Business and, except for contemplated additions in the ordinary course of business that are not material in the aggregate, include all assets the use of which is necessary for the conduct of the Business as now conducted by PGI.

                    11.5.1  TITLE. Except as disclosed in the Schedules hereto,
                            -----
PGI has as of the date hereof, and on the Closing will have, good and marketable title to all the PGI Assets (including at Closing stock in the PGI Affiliates as provided in Section 6.14), subject to no mortgage, security interest, pledge, lien, conditional sales agreement, claim, restriction, reservation, covenant, encumbrance, charge, restraint on transfer, or any title defect of any nature whatsoever, other than those reflected on the Financial Statements and defects that do not have a PGI Material Adverse Effect and no other person has any right to the use or possession of any of the PGI Assets. Except as reflected on
Schedule 4.4.6, no financing statement under the Uniform Commercial Code with respect to any of the PGI Assets has been filed in any jurisdiction and PGI has not signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except as reflected in the Financial Statements.

                    11.5.2  MACHINERY, TOOLS AND EQUIPMENT. Schedule 11.5.2
                            ------------------------------
hereto contains a list of all material machinery, tools and equipment wherever located, used or held for use in the conduct of the Business.

                    11.5.3  INSURANCE. There is set forth in Schedule 11.5.3
                            ---------
hereto a complete and accurate list and summary of all policies of insurance of any nature whatsoever maintained by JONES or PGI pertaining to the business of PGI, showing, among other things, the amount of coverage, the company issuing the policy and the expiration date of each policy. To JONES' knowledge, PGI has adequately insured the PGI Assets that are of insurable character with reputable insurance companies against loss or damage by fire and other risks to the extent and in the manner customary for companies engaged in businesses similar to the Business or owning assets similar to the PGI Assets. During the past three years, no application by PGI for insurance with respect to the PGI Assets has been denied for any reason. All such policies are in full force and effect and will remain in full force and effect until the Closing and PGI has not received any notice of cancellation with respect thereto. Since February 28, 1998, no event has occurred which has resulted in material damage to any of the PGI Assets or which has materially impaired the use of any of the PGI Assets whether or not such event has been insured against.

                    11.5.4  INVENTORIES. To JONES' knowledge, all inventories
                            -----------
reflected on the February 28, 1998 Balance Sheet are, and all inventories to be transferred to MIKOHN at the Closing will be, in good and usable condition, and are saleable by PGI in the ordinary course of business after the Closing. The values at which such inventories are carried on the December 31, 1997 Balance Sheet reflect the normal inventory valuation policies of the Business and are in accordance with generally accepted accounting principles, consistently applied. The foregoing notwithstanding, prior to the Closing, PGI may transfer to JONES twenty (20) Gaming Tables, including all electronics and layouts and two (2) complete sets of spare parts, at no charge to JONES for JONES's use in any legal casino in which JONES holds a 50% or greater interest; provided, however, JONES shall not displace any Gaming Tables under license from PGI in operation at such casino before JONES acquired a 50% interest therein. Unless prohibited by law or regulatory authority having jurisdiction, PGI shall agree to provide JONES with spare parts for such tables at a price of PGI's cost plus 15% and access to all improvements and upgrades.

                    11.5.5  ACCOUNTS AND NOTES RECEIVABLE. Schedule 11.5.5
                            -----------------------------
hereto contains a complete and accurate list of all material accounts and notes receivable of PGI as of the date of February 28, 1998 and an aging schedule of such accounts and notes receivable. Such accounts and notes receivable arose in bona-fide arms length transactions in the ordinary course of business of PGI.

                    11.5.6  PERMITS. Except as set forth in the Schedules, PGI
                            -------
has all material permits and licenses which are necessary for the conduct of the Business as now conducted and at the Closing PGI will have all such permits and licenses except gaming licenses the loss of which will not have a PGI Material Adverse Effect. There is set forth in Schedule 11.5.6 hereto a complete and accurate list of each material permit, license and certificate or authorization issued to PGI by any third party.

                    11.5.7  TAXES. To JONES knowledge, PGI has filed all
                            -----
necessary federal, state, local and foreign income, property and franchise tax returns and paid all taxes shown as due thereon; all tax liabilities are adequately provided for on the books of PGI and JONES has no knowledge of any tax deficiency of PGI or any tax proceeding or action pending or threatened against PGI which would have a PGI Material Adverse Effect. To JONES' knowledge, all federal, state, local and foreign income, property and franchise tax returns filed by or on behalf of PGI are complete and accurate in all material respects in accordance with all legal requirements applicable thereto. PGI is not a party to or bound by any tax indemnity, tax sharing or tax allocation agreement. JONES shall indemnify MIKOHN and PGI against any tax liabilities imposed on PGI as a result of any non-payment or underpayment of taxes owed with respect to periods prior to the Closing. PGI and MIKOHN shall promptly remit to JONES any tax refunds received after the Closing as a result of any over payment of taxes of PGI paid with respect to periods prior to the Closing. MIKOHN will promptly provide JONES with copies of all correspondence or other information from taxing authorities with respect to any assessment or proposed assessment of, or any inquiry or examination by such taxing authorities in connection with, taxes of PGI covered by the foregoing indemnity. JONES shall have the right to take any actions he deems necessary and appropriate in connection with the matters covered by the foregoing indemnity, including contesting, defending and settling any assessment of taxes or proposed assessment of taxes. MIKOHN will give JONES a power of attorney to act on PGI's behalf in handling all matters covered by the foregoing indemnity and shall provide JONES with access to all books and records reasonably requested by JONES in connection with the foregoing indemnity. In no event will JONES be liable for any tax incurred by PGI as a result of an election made by MIKOHN for PGI under Section 338 of the Internal Revenue Code of 1986, as amended, and MIKOHN agrees to defend, indemnify and hold harmless JONES from and against any such tax.

               11.6 CONTRACTS. Except as set forth in the Schedules, PGI has not
                    ---------
received notice of any default or claim of default under any provision of any material contract to which PGI is a party and, to JONES' knowledge, no event has occurred which, with the passage of time or the giving of notice (or both), would constitute a default by PGI (or, to JONES' knowledge, any other party thereto) under any provision thereof, or would permit modification, acceleration or termination of any contract by any other party thereto or by PGI. There is set forth in Schedule 11.6 hereto a complete and accurate list of all Gaming Table leases and Gaming Table license agreements and all other material contracts, whether written or oral, between PGI and any party who is obligated to make payments or provide services to PGI or to whom PGI is obligated to make payments or provide service in an amount exceeding $10,000 per year.

               11.7 LITIGATION; COMPLIANCE WITH LAW. Except as set forth in
                    -------------------------------
Schedule 11.7 and except for gaming investigations conducted in the ordinary course of the Business, no material investigation or review by any governmental entity with respect to PGI is pending or, to JONES' knowledge, threatened, nor has any governmental entity indicated to PGI an intention to conduct the same; and there is no action, suit or proceeding pending or, to JONES' knowledge, threatened against or affecting PGI at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which either singly or in the aggregate would, if adversely determined, have a PGI Material Adverse Effect, or which would impair JONES' and PGI's ability to perform this Agreement. Except as set forth in
Schedule 11.7, to JONES' knowledge, the Business is not being conducted in violation of any applicable law, ordinance, regulation, decree or order of any court or governmental entity which could have a PGI Material Adverse Effect and JONES has no knowledge of any pending or proposed laws, ordinances or regulations which, if enacted or adopted, could have a PGI Material Adverse Effect (other than matters of public knowledge or which are generally applicable to the industries in which the Business is conducted).

               11.8 LABOR RELATIONS; EMPLOYEES. Except as set forth in the
                    --------------------------
Schedule 11.8, as of the date hereof and the Closing, PGI has paid or made provision for the payment of all salaries and wages (including without limitation, bonuses, sick and vacation pay, commissions to salesmen, etc.) accrued through the date hereof to or for the benefit of employees of the Business and has complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes, and has withheld and paid to the appropriate governmental authority, or is holding for payment not yet due to such authority, all amounts required by law or agreement to be withheld from the wages or salaries of such employees. Since February 28, 1998, there has been no material adverse change in the relationship of PGI with its respective employees (including any threatened union organization or renegotiation of any union contract) nor any strike or labor disturbance by any such employees or any other employees of PGI performing services in connection with the Business, and JONES is not aware of any indication that such a change, strike or labor disturbance is likely.

               11.9 EMPLOYEE BENEFIT PLANS. PGI does not have any pension,
                    ----------------------
profit sharing, savings, bonus, incentive, insurance, welfare, stock option, severance or vacation or other employee benefit plans, whether written or oral (including, without limitation, any such plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) in which any employees of the Business participate ("Benefit Plans"), except as disclosed in Schedule 11.9. With respect to each Benefit Plan, PGI has delivered to MIKOHN complete and correct copies of (a) the Benefit Plan (or a written summary of any unwritten Benefit Plan); (b) any related trust agreement, insurance contract or other funding vehicle; (c) the last three annual reports on IRS Form 5500; (d) the latest actuarial valuation report; and (e) any summary plan description or employee handbook. Those Benefit Plans within the meaning of Sections 3(2) and 3(37)(A) of ERISA are hereinafter referred to as "Multi-employer Qualified Plans" or "Multi-employer Plans", and all other Benefit Plans within the meaning of Section 3(2) of ERISA are hereinafter referred to as "Single Employer Qualified Plans" or "SEQ Plans."

                    11.9.1  With Respect to the SEQ Plans:

                            11.9.1.1  Each SEQ Plan and related trust has
received a favorable determination letter from the Internal Revenue Service with respect to its qualified status under Sections 401(a) and 501(a) of ERISA and, to the knowledge of PGI, nothing has occurred since the date of such letter which would adversely affect its validity.

                            11.9.1.2  All data submitted by PGI to the actuary
for use in the actuarial valuations for all plan years of each SEQ Plan prepared as of the date hereof was accurate and complete in all material respects, and each such valuation fairly presents the actuarial position of the respective plan covered thereby as of such date in accordance with generally accepted actuarial principles.

                            11.9.1.3  Since the effective date of ERISA, no SEQ
Plan or related trust has incurred an "accumulated funding deficiency" (whether or not waived) as such term is defined in ERISA or in the Code.

                    11.9.2  With respect to the Multi-employer Plans:

                            11.9.2.1  PGI has not received notice, or has any
reason to believe, that any other Multi-employer Plan has not received such a favorable determination letter or any other development since such date which would cause the loss of such qualified status.

                            11.9.2.2  All data submitted by PGI to any sponsor
of a Multi-employer Plan with respect to the Multi-employer Plans fairly present the employee data requested by such sponsors.

                            11.9.2.3  With respect to each Multi-employer Plan,
PGI has previously disclosed in writing (i) PGI's contribution rate and number of contribution base units for each of the last three years; and (ii) the liability which PGI would incur on a "complete withdrawal", within the meaning of Section 4203 of ERISA, as of the Closing Date without regard to any limitation, reduction or adjustment of liability under Title IV of ERISA or the provisions of the plan. With respect to any Benefit Plan or any plan which is contributed to by any entity treated as a single employer with PGI under Section 414(b), (c), (m) or (o) of the code ("ERISA Affiliate") and which is a multi-employer plan within the meaning of Section 3(37) of ERISA; (iii) neither PGI nor any ERISA Affiliate has incurred any withdrawal liability under Section 4201 et seq. of ERISA which had not been satisfied or received notice of any claim or
-- ---
demand for withdrawal liability; (iv) PGI and its ERISA Affiliates have timely made contributions required by the terms of the plan or any collective bargaining agreement; and (v) to the knowledge of PGI and its ERISA Affiliates, no such plan is in reorganization, within the meaning of Section 4241 of ERISA, or is or may become insolvent, within the meaning of Section 4245 of ERISA, and no such plan is a party to any pending merger or transfer of assets and liabilities. Neither PGI nor any ERISA Affiliate has incurred any withdrawal liability under Section 4063 or 4064 of ERISA.

                            11.9.2.4  PGI has not received notice that any
collective bargaining agent with respect to, or sponsor of, a Multi-employer Plan has terminated, caused the termination of, or intends to terminate, coverage under any Multi-employer Plan of employees of any facility or business to be acquired by MIKOHN hereunder, or the coverage of any other participants therein so as to constitute a termination of any Multi-employer Plan.

                    11.9.3 Each Benefit Plan and each funding medium which may be attendant thereto, including group annuity contracts, have been in all material respects operated and administered in accordance with their provisions and applicable law. On or prior to the date hereof PGI has contributed to each SEQ Plan not less than the amounts accrued for such Plan for all plan years prior to the current plan year and on or prior to the Closing will have contributed to such plan not less than the amounts required for such plan for the current fiscal year of the plan prorated for the elapsed portion of such fiscal year to the Closing. As to any other Benefit Plan or union contract to be assumed by MIKOHN, PGI has made or will have made prior to the Closing all other contributions or payments required to be paid or accrued with respect to such Plan. Other than routine claims for benefits under the Benefit Plans in the ordinary course of business, there are no actions, suits or claims pending or, to the knowledge of PGI, threatened against any Benefit Plan or any of its assets, and PGI has no knowledge of any facts which could give rise to any such actions, suits or claims. No Benefit Plan is currently under investigation or audit by a governmental agency and, to PGI's knowledge, no such investigation or audit is contemplated or under consideration.

                    11.9.4 PGI has paid all required premium payments to the Pension Benefit Guaranty Corporation ("PBGC") with respect to the Benefit Plans and has not incurred any other liability to the PBGC with respect to any plan currently or formerly contributed to or maintained by PGI or any ERISA Affiliate. PGI has timely paid all contributions to any SEQ Plan subject to Title IV of ERISA. No proceedings have been undertaken by PGI or the PBGC to terminate any SEQ Plan subject to Title IV of ERISA and there has been no "reportable event" within the meaning of Section 4043 of ERISA with respect to any such plan (for which the 30-day notice requirement has not been waived) within the last 6 years.

                    11.9.5 Neither PGI nor any of its subsidiaries, nor any of its affiliates, directors, officers or employees has, with respect to the Benefit Plans, engaged in any "prohibited transaction," as such term is defined in the Code or ERISA, nor have any such Plans, the related trusts or any trustee, administrator or other "party-in-interest" (as defined in ERISA) engaged in any such prohibited transaction, which could subject PGI or MIKOHN, or any of their directors, officers or employees to any sanctions, taxes or penalties on or with respect to prohibited transactions which may be imposed under the Code, ERISA or any other applicable law.

                    11.9.6 To JONES' knowledge, neither PGI nor any of its subsidiaries, nor any of its or their directors, officers or employees, nor to PGI's knowledge, any other "fiduciary" (as defined in ERISA), has, with respect to any Benefit Plan, committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law which could subject PGI or MIKOHN or any of their directors, officers, employees or persons to liability under ERISA or any other applicable law.

                    11.9.7 Each Benefit Plan covers only present or former employees of PGI. No Benefit Plan provides life or health benefits to former employees of PGI, other than continuation coverage required by Section 4980B of the Code and provided at the expense of the former employee.

                    11.9.8 PGI has no plan or commitment, whether legally binding or not, to create any additional Benefit Plan or to modify any existing Benefit Plan except with respect to changes required by applicable law or as expressly provided for in this Agreement. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will
(i) result in any payment becoming due to any current or former employee of PGI,
(ii) increase any benefits otherwise payable under any Benefit Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

              11.10 INTELLECTUAL PROPERTY. Except as set forth in Schedule
                    ---------------------
11.10, to JONES' knowledge, the Business as now conducted by PGI does not infringe any patent, trademark, trade name, trade secret or copyright held by others or any license, authorization or permit held by PGI, in any manner which may have a PGI Material Adverse Effect.

                    11.10.1 Schedule 11.10.1 hereto lists all patents, patent applications, inventions, trade names, trademarks, service marks, brand names, copyrights and registrations and applications therefor, owned by or used in the Business as now conducted by PGI (the "Intellectual Property"). To JONES' knowledge, PGI owns the Intellectual Property, the authorship add inventorship identified in Schedule 11.10.1 is accurate and the Intellectual Property (except for patent claims currently under rejection in re-examination proceedings) is not invalid and is enforceable.

                    11.10.2 Neither JONES nor PGI has granted any licenses or other rights and has no obligations to grant licenses or other rights to any Intellectual Property other than the licenses and rights disclosed on Schedule 11.10.2 hereto.

                    11.10.3 Neither JONES nor PGI has made any claim of any violation or infringement by others of its rights to or in connection with the Intellectual Property or technology used or held for use in the Business, and neither JONES nor PGI know of any basis for making any such claim except those claims disclosed on Schedule 11.10.3.

                    11.10.4 There are no interferences or other contested proceedings or reexamination proceedings, either pending or, to the knowledge of JONES or PGI, threatened, in the United States Copyright Office, the United States Patent and Trademark Office or any federal, state or local court or before any other governmental agency or tribunal, relating to any pending application with respect to the Intellectual Property except those proceedings disclosed in Schedule 11.10.4.

              11.11 YEAR 2000 ISSUE. JONES and PGI acknowledge that the approach
                    ---------------
of the year 2000 has become a potential problem for businesses utilizing computers in their operations since many computer programs are date sensitive and will only recognize the last two digits of the year, thereby recognizing the year 2000 as the year 1900 or not at all (the "Year 2000 Issue"). To JONES' knowledge, except as disclosed in Schedule 11.11, all software programs developed by PGI and included in the PGI Assets are Year 2000 compliant, that is, the operation and functionality of such software programs will not be materially adversely affected by the Year 2000 Issue.

              11.12 CUSTOMERS AND SUPPLIERS. Except as disclosed in the
                    -----------------------
Schedules, neither JONES nor PGI has received any notice of, and JONES knows of no reasonable basis for, any matter involving PGI's arrangements with PGI's customers and suppliers of the Business that would have a PGI Material Adverse Effect.

              11.13 DISCLOSURE OF ALL MATERIAL FACTS. No representation or
                    --------------------------------
warranty by JONES in this Agreement (including all Exhibits and Schedules attached hereto) or in any certificate furnished to MIKOHN in connection with the Closing of the transactions contemplated hereby contains, or will at Closing contain, any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

              11.14 CAPITALIZATION. The authorized capital stock of PGI consists
                    --------------
of 3,000 shares, $.01 par value, of which 2,700 shares are issued and outstanding. All of the PGI Shares are owned, beneficially and of record, only by JONES and, at the time they are delivered to MIKOHN at the Closing, will be free from any charge, lien, encumbrance or adverse claim of any kind whatsoever. At the Closing, JONES will have the absolute unrestricted right, power, authority and capacity to transfer the PGI Shares to MIKOHN and upon the Closing, without exception, MIKOHN will acquire from JONES legal and beneficial ownership of, good and valid title to, and all rights to vote, the PGI Shares, free from any charge, lien, encumbrance or adverse claim of any kind whatsoever. All of the PGI Shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no options, warrants, conversion rights, rights of exchange, or other rights, plans, agreements or commitments of any nature whatsoever (including, without limitation, conversion or preemptive rights) providing for the purchase, issuance or sale of any shares of PGI's capital stock or any securities convertible into or exchangeable for any shares of PGI's capital stock.

              11.15 SUBSIDIARIES AND AFFILIATES. Except for the PGI Affiliates
                    ---------------------------
or as disclosed in the Schedules, PGI does not presently own, directly or indirectly, any interest in any other corporation, association, joint venture or other business entity. At the Closing, PGI will own all of the issued and outstanding capital stock of the PGI Affiliates ("Affiliate Shares"), except as may be provided in Section 6.14, which will then be subsidiaries of PGI. At the Closing, except as may be provided in Section 6.14, the Affiliate Shares will be owned, beneficially and of record, by PGI and, will be free from any charge, lien, encumbrance or adverse claim of any kind whatsoever. As of the Closing, PGI will have legal and beneficial ownership of, good and valid title to, and all rights to vote, the Affiliate Shares, free from any charge, lien, encumbrance or adverse claim of any kind whatsoever. All of the Affiliate Shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no options, warrants, conversion rights, rights of exchange, or other rights, plans, agreements or commitments of any nature whatsoever (including, without limitation, conversion or preemptive rights) providing for the purchase, issuance or sale of any Affiliate Shares or any securities convertible into or exchangeable for any shares of Affiliate Shares.

              11.16 PROPERTIES. PGI does not own or hold title to any real
                    ----------
property. With respect to the property and assets it leases, PGI is in compliance in all material respects with such leases and holds a valid leasehold interest free of any material liens, claims or encumbrances of any kind whatsoever except as disclosed in the Schedules. There is set forth in Schedules 11.16[1] and 11.16[2] hereto: [1] a list of all leases or rental contracts under which PGI is a lessee, lessor, sublessee or sublessor and [2] a list of all equipment used by PGI in the operation of its business which is owned or leased by PGI and which had an original cost of $15,000 or more.

              11.17 INDEBTEDNESS. Schedule 11.17 hereto contains a complete list
                    ------------
of each and every agreement or other instrument under or pursuant to which PGI has outstanding indebtedness for borrowed money. JONES has furnished MIKOHN with true and correct copies of each such agreement and instrument, including all amendments with respect thereto through the date of this Agreement, PGI (and JONES to the extent responsible for the payment of the obligations thereunder) is not in default in any material respect under any such agreement or instrument and, to JONES' knowledge, no other party to any such agreement or instrument is in default in any material respect under any such agreement or instrument.

              11.18 DIRECTORS, OFFICERS AND EMPLOYEES. Schedule 11.18 hereto
                    ---------------------------------
sets forth a true and complete list of the names and current salaries of all management employees of PGI who earned $50,000 or more for the fiscal year of PGI ended December 31, 1997, or who will, at their present salaries earn $50,000 or more for the fiscal year ending December 31, 1998.

              11.19 POWERS OF ATTORNEY; BANK ACCOUNTS. Schedule 11.19[1] and
                    ---------------------------------
Schedule 11.19[2] hereto list, respectively, [1] the names and addresses of all persons or entities holding a power of attorney on behalf of PGI other than attorneys at law who are authorized to prosecute intellectual property matters or litigation, on behalf of PGI, and [2] the names and addresses of all banks or other financial institutions in which PGI has an account, deposit or safe-deposit box, with the number and a description of the account and the names of all persons authorized to draw on such account or deposit or to have access to such boxes.

              11.20 GOOD AND MARKETABLE TITLE TO SHARES. JONES has, and will
                    -----------------------------------
have on the Closing Date, full right, power and authority to sell, transfer and deliver the PGI Shares to MIKOHN as provided in this Agreement.

              11.21 ENVIRONMENTAL MATTERS.
                    ---------------------

                    11.21.1 For the purposes of this Agreement, the term "Environmental Laws" shall mean all federal, state and local environmental protection, occupational, health and safety or similar laws, ordinances, restrictions, licenses, rules, regulations and permit conditions, including, without limitation, the Federal Water Pollution Control Act, Resource Conservation & Recovery Act, Clean Air Act, Compensation and Liability Act, Emergency Planning and Community Right to Know, Occupational

Safety and Health Act and other federal, state or local laws of similar effect, each as amended, and the term "Hazardous Materials" shall mean any hazardous or toxic substances, wastes or materials, defined as such or governed by any applicable Environmental Law.

                    11.21.2 [1] Neither PGI nor JONES has received any notice, directive, violation report, action or claim form or by (i) any federal, state or local governmental agency concerning PGI and any Environmental Laws, or (ii) any person or entity alleging that, in connection with Hazardous Materials, conditions at any real properties leased by PGI have resulted in or caused or threatened to result in or cause injury or death to any person or entity damages to any property, including, without limitation, damage to natural resources, and to JONES' knowledge, no such notice, directive, violation report, action, claim, assessment or allegation exists; [2] to JONES' knowledge, PGI does not currently lease, operate or own any real properties that are listed or are threatened to be listed on a "Superfund" list or with respect to which there is any pending proceeding or investigation under any Environmental Law, and, to JONES' knowledge, no such proceeding or investigation is threatened; [3] to JONES' knowledge, throughout the period of operation of any real properties by PGI, PGI has operated and continues to operate such real properties in compliance with all Environmental Laws; [4] to JONES's knowledge, no underground storage tanks either are or, to JONES' knowledge, have been located on any of such real properties; [5] to JONES' knowledge, there has been no spill, discharge, release, contamination or cleanup of or by any Hazardous Materials used, generated, treated, stored, disposed of or handled by PGI at such real properties and to JONES' knowledge, no spill, discharge or release or contamination or cleanup of Hazardous Materials has occurred on or to such real properties by any third party; [6] to JONES' knowledge, PGI has not used, generated, treated, stored, disposed of, handled, transported or released any Hazardous Materials in a manner which would give rise to any liability under any Environmental Laws; [7] JONES is not aware of any facts, events or conditions (including, without limitation, the generation, treatment, transport, storage, emission, disposal, release or other placement, deposit or location of any substance) which materially interfere with or prevent continued compliance by PGI with, or give rise to any present or potential liability (including with respect to past activities) under any Environmental Laws; and [8] to JONES' knowledge, PGI has not released any other person or entity from any claim under any Environmental Laws, nor waived any rights or defenses concerning any environmental conditions.

              11.22 AFFILIATE RELATIONSHIPS. Except as set forth on Schedule
                    -----------------------
11.22 hereto, PGI and JONES do not have any material financial interest, direct or indirect, in any supplier or service provider to, or customer of, PGI or other party to any contract or other arrangement which is material to PGI. For purposes of this Section 11.22, the terms "subsidiary" and "JONES" shall be deemed to include PGI, the PGI Affiliates, JONES and any person or entity which, directly or indirectly, alone or together with others, controls, is controlled by or is under common control with PGI or JONES.

               11.23 CONSENTS OF THIRD PARTIES. Except as set forth in Schedule
                     -------------------------
11.23 hereto, no consent, waiver or approval of any third party is necessary for the consummation by JONES and PGI of the transactions contemplated hereby.

               11.24 SURVIVAL. All representations and warranties of JONES
                     --------
herein shall survive the Closing. Except for tax and environmental matters which shall survive for as long as the longest applicable statute of limitations, such survival shall be limited to a period of one (1) year.

          12   REPRESENTATIONS AND WARRANTIES OF MIKOHN. Effective as of the
               ----------------------------------------
date of this Agreement and the Closing, MIKOHN hereby represents and warrants to JONES that:

               12.1  CORPORATE STATUS. MIKOHN is a corporation duly formed and
                     ----------------
organized under the laws of the State of Nevada.

               12.2  CORPORATE AUTHORITY. MIKOHN has the corporate power and
                     -------------------
authority to acquire the PGI Shares and operate the PGI Assets and the Business now owned and operated by PGI.

               12.3  BINDING EFFECT. MIKOHN has the corporate power and
                     --------------
authority to execute, deliver and perform this Agreement, and the other instruments and documents required or contemplated herein. Such execution, delivery and performance have been duly authorized by all necessary action on the part of MIKOHN, do not and will not require the approval of the shareholders of MIKOHN and do not and will not contravene the Certificate of Incorporation or By-Laws of MIKOHN or conflict with, result in a breach of, or entitle any party (with due notice or lapse of time or both) to terminate, accelerate or call a default with respect to, or result in the creation or imposition of any lien, charge, encumbrance or claim of any nature whatsoever upon any of the PGI Assets pursuant to, any agreement or instrument to which MIKOHN is a party or by which MIKOHN is bound. The execution, delivery and performance of this Agreement by MIKOHN will not result in any violation by MIKOHN of any law, rule or regulation applicable to MIKOHN. MIKOHN is not a party to, or subject to or bound by, any judgment, injunction or decree of any court or governmental authority which may restrict or interfere with the performance of this Agreement. This Agreement is a valid and binding obligation of MIKOHN enforceable in accordance with its terms.

               12.4  LAWSUITS AND CLAIMS. MIKOHN is not a party to or threatened
                     -------------------
by any litigation, proceeding, or controversy before any court or administrative agency which might materially adversely affect the transactions contemplated by this Agreement or the satisfaction of the conditions set forth in Section 6.13 or Section 7.

               12.5  NO MIKOHN ADVERSE MATERIAL EFFECT. Since December 31, 1997,
                     ---------------------------------
there has not been any change in the financial condition or results of operations of MIKOHN that would materially adversely affect MIKOHN's ability to satisfy the conditions set forth in Section 6.13 or Section 7 of this Agreement or otherwise to consummate the transactions contemplated by this Agreement, and MIKOHN has no knowledge of any present condition or contingency (other than matters of public knowledge or which are generally applicable to the industries in which MIKOHN conducts its business) which MIKOHN reasonably expects would have such effect.

               12.6  SURVIVAL. The representations and warranties of MIKOHN
                     --------
herein shall survive the Closing for a period of one (1) year.

          13   NO SHOP. Prior to the Closing or termination of this Agreement,
               -------
JONES and PGI shall not, nor shall they permit any affiliate of JONES or PGI, or any of JONES's or PGI's representatives (including, without limitation, any investment banker, broker, attorney or accountant retained by it) to initiate, solicit or facilitate, directly or indirectly any inquiries or the making of any proposal with respect to the sale, lease or other disposition of the stock or assets of PGI ("Other Transaction"), engage in any discussions or negotiations concerning, or provide to any person or entity any information or data relating to PGI, for the purpose of, or otherwise cooperate in any way with or assist or participate in, or facilitate any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, a proposal to seek or effect any Other Transaction, or agree to or endorse any Other Transaction. PGI shall promptly advise MIKOHN of, and communicate the material terms of, any proposal it may receive, or any inquiries it receives which may reasonably be expected to lead to such a proposal relating to an Other Transaction and the identity of the person or entity making it. PGI shall further advise MIKOHN of the status and changes in the material terms of any such proposal or inquiry (or amendment to any of them). During the term of this Agreement, PGI shall not enter into any agreement, oral or written, and whether or not legally binding, with any person or entity that provides for or in any way facilitates an Other Transaction or materially and adversely affects any obligation of PGI under this Agreement.

          14   COOPERATION.  JONES, PGI and MIKOHN agree to cooperate fully in
               -----------
accomplishing the transactions contemplated by this Agreement. Time is of the essence of this Agreement. MIKOHN agrees to promptly take all actions necessary to satisfy the conditions under Section 6.13 and Section 7 including without limitation preparation of the documentation necessary to obtain the financing described in Section 6.13 and MIKOHN shall not take any action that would materially adversely affect the ability of the parties to close the transactions contemplated by this Agreement on or before the Closing Date.

          15   NO TRANSFER. JONES agrees not to sell, assign or transfer any of
               -----------
the PGI Shares to anyone other than MIKOHN. PGI shall close its transfer books against any attempt to sell, assign or transfer any PGI Shares in violation of the foregoing sentence.

          16   PGI PAYABLES TO JONES. Effective upon the Closing, JONES shall
               ---------------------
release and absolutely discharge PGI from any and all liabilities for intercompany payables and any other amounts owing from PGI to JONES except as contemplated by this Agreement.

          17   AMENDMENTS. This Agreement may not be amended or revised except
               ----------
by a writing executed by all of the parties hereto.

          18   NO WAIVER. The failure of any party to insist, in any one or more
               ---------
instances, upon performance of any of the provisions of this Agreement or to take advantage of any of its rights hereunder shall not operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right or power.

          19   FLORIDA LAW. This Agreement shall be governed by, and interpreted
               -----------
in accordance with, the laws of the State of Florida.

          20   JURISDICTION AND VENUE. The parties acknowledge and agree that
               ----------------------
this Agreement has been entered into in Broward County, Florida, and that jurisdiction over the parties in any action arising out of or in any way connected with this Agreement is properly in any court of competent jurisdiction within Broward or Dade County, Florida.

          21   ATTORNEYS' FEES. In the event any action is commenced by a party
               ---------------
hereto against another party arising out of or in any way connected with this Agreement, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys' fees and costs incurred in connection with such action and in preparation for such action.

          22   CONDUCT OF BUSINESS PENDING CLOSING. Prior to the Closing,
               -----------------------------------
without the prior written consent of MIKOHN which shall not be unreasonably withheld or delayed, JONES covenants that, except in connection with matters disclosed in this Agreement or the Schedules hereto or as otherwise permitted under this Agreement:

               22.1 PGI shall operate the Business only in the ordinary course; provided that PGI shall be entitled to pay cash dividends to JONES.

               22.2 Except in the ordinary course of business, PGI shall not enter into any contract or lease or modify, extend or terminate any existing contract with respect to the Business. All insurance policies with respect to the Business shall be maintained in full force and effect except that if MIKOHN does not elect to assume the same they may be terminated at the Closing.

               22.3 Except for the CTI Receivable, PGI will not sell or otherwise dispose of any asset which constitutes a portion of the PGI Assets except in the ordinary course of business.

               22.4 PGI will not enter into any agreement providing for [1] the sale of any Gaming Table for any sum on any terms or [2] the rental or licensing of any Table Games on terms less favorable to PGI than offered prior to March 1, 1998.

               22.5 Except as otherwise requested by MIKOHN and without making any commitment on its behalf, PGI shall use its best efforts to preserve the PGI Assets and maintain them in substantially the same condition as of the date of this Agreement, reasonable wear and tear excepted; provided, however, that the foregoing exception shall not relieve PGI from the obligation to make repairs and otherwise maintain the PGI Assets in accordance with good management practice. PGI shall also keep its business organizations at the Business substantially intact, shall use its best efforts to keep available to MIKOHN the services of present employees at the Business and shall use its best efforts to preserve the good will of suppliers, customers and others having business relations with PGI.

               22.6 No new bonus or pension plan or other similar contract or commitment or any wage or salary increases in excess of $20,000 in the aggregate or any collective bargaining agreement which relates to the Business shall be entered into.

               22.7 PGI and JONES will not take any action or fail to take any action as may be required under any applicable law for the valid and effective consummation of the transactions provided for in this Agreement; provided, however, that the foregoing shall not require PGI or JONES to agree to conditions or requirements of gaming authorities that materially eliminate, alter, suspend or otherwise modify the terms of this Agreement.

               22.8 No change will be made affecting the banking and safe deposit box arrangements of the Business.

               22.9 No indebtedness shall be incurred with respect to the PGI Assets or the Business other than in the ordinary course of business and in no event shall any indebtedness in excess of $50,000 in the aggregate be incurred.

               22.10 The Business shall remain open and shall be conducted in the same manner as it is currently conducted.

               22.11 PGI shall not issue, redeem or purchase any of PGI's capital stock or securities convertible into its capital stock or grant or issue any options, warrants or rights to subscribe for its capital stock or securities convertible into its capital stock or commit to do any of the foregoing.

               22.12 PGI shall not enter into any employment contract or agreement with any existing or prospective employee which is not terminable at will.

               22.13 Except in the ordinary course of Business, PGI shall not pay any obligations or liability, fixed or contingent, other than current liabilities.

               22.14 Except for the CTI Receivable, PGI shall not cancel, without full payment, any note, loan or other obligations owing to PGI.

               22.15 PGI shall not create or suffer to be imposed any new lien, mortgage, security interest or other charge on or against its properties or assets.

               22.16 PGI shall not make or adopt any change in its Certificate of Incorporation or Bylaws as in force and effect on the date hereof.

               22.17 Neither JONES nor PGI will take any action, or omit to take any action, within their control, that would cause, and shall promptly notify MIKOHN in writing of any event or occurrence which causes, any of the representations and warranties set forth in Section 11 hereof to become untrue, incomplete or inaccurate in any material respect as of or prior to the Closing Date.

          23   COMPLETE AGREEMENT. This Agreement contains the complete
               ------------------
agreement of the parties, and supersedes any and all prior contemporaneous agreements or understandings, written or oral.

          24   COUNTERPARTS.  This Agreement may be executed in any number of
               ------------
counterparts, each of which when executed and delivered shall be an original but all such counterparts shall constitute one and the same agreement. Any signature page of this Agreement may be detached from any counterpart without impairing the legal effect of any signatures thereof, and may be attached to another counterpart, identical in form thereto, but having attached to it one or more additional signature pages.

          25   INDEMNITY.
               ---------

               25.1  INDEMNITY BY JONES. From and after Closing, JONES covenants
                     ------------------
and agrees to indemnify and hold MIKOHN and its affiliates (which shall include PGI; each a "Purchaser Indemnitee") harmless in respect of any Damages imposed upon or sustained by a Purchaser Indemnitee by reason of:

                     25.1.1 any misrepresentation, breach of warranty or nonfulfillment of any agreement on the part of JONES under this Agreement, or in any certificate or other instruments described and referred to in this Agreement, or in the Exhibits and Schedules attached hereto, or to be furnished to MIKOHN hereunder, unless the Purchaser Indemnitee knew or had reason to know of any such misrepresentation, breach or nonfulfillment prior to Closing;

                     25.1.2 any claim or cause of action brought against PGI by any former employee of PGI relating to or arising from the employment relationship or termination thereof prior to the Closing unless the Purchaser Indemnitee knew or had reason to know of any such claim or cause of action;

                     25.1.3 any claim or cause of action brought by Par-4, Inc. or Anthony Tomasello relating to that certain License Agreement dated September 21, 1993 by and between PGI and MIKOHN; and

                     25.1.4 any claim or cause of action brought by August Masciotra or Gary Amundsen arising from their employment relationship with PGI or termination thereof.

                     25.1.5  For purposes of this Agreement,

"Damages" means all damages, assessments, taxes, judgments, costs and expenses incident to any of the foregoing, including, but not limited to, attorneys' fees.

          26   INDEMNITY BY MIKOHN. From and after Closing, MIKOHN agrees to
               -------------------
indemnify JONES and his heirs, successors, personal representatives, devisees and assigns (each a "Stockholder Indemnitee") and hold them harmless in respect of any Damages imposed upon or sustained by a Stockholder Indemnitee by reason of any misrepresentation, breach of warranty or nonfulfillment of any agreement on the part of MIKOHN under this Agreement, or in any certificate or other instruments described and referred to in this Agreement to be furnished to JONES hereunder, unless the Stockholder Indemnitee knew or had reason to know of any such misrepresentation, breach or nonfulfillment at the time of Closing.

          27   PROCEDURES FOR THIRD-PARTY CLAIMS.
               ---------------------------------

               27.1 If a Purchaser Indemnitee or a Stockholder Indemnitee (an "Indemnitee") receives written notice of the assertion of any claim or of the commencement of any action or proceeding by any entity who is not a party to this Agreement (a "Third Party Claim") against or affecting such Indemnitee, and if such assertion were presumed to be true (regardless of the actual outcome) and a party (the "Indemnifying Party") could be obligated to provide indemnification under this Agreement as a result of or in connection with such claim, action or proceeding, such Indemnitee will give such Indemnifying Party reasonably prompt written notice thereof, but in any event no later than thirty
(30) calendar days after receipt of such written notice of such Third Party Claim; provided however, that failure to give notice as provided in this Section
27.1 shall not relieve the Indemnifying Party of its indemnification obligations under Section 25 or Section 26 except to the extent that such Indemnifying Party is actually prejudiced by such failure. Said written notice to the Indemnifying Party shall set forth the basis of the Third Party Claim in reasonable detail and include copies of all pertinent correspondence relating to such Third Party Claim. The Indemnifying Party will have the right to assume and control the defense of any Third Party Claim at such Indemnifying Party's sole expense and by such Indemnifying Party's own counsel (which counsel must be reasonably satisfactory to the Indemnitee), by giving written notice to the Indemnitee (the "Notice of Defense") no later than thirty (30) calendar days after receipt of the above-described notice of such Third Party Claim. The Indemnitee also will have the right to participate in the defense of any Third Party Claim assisted by counsel of its own choosing, but all fees and expenses of such counsel shall be paid by the Indemnitee. The Indemnifying Party and the Indemnitee will cooperate with each other in good faith in such defense and make available all employees and books and records in its control as reasonably deemed necessary with respect to such defense (but not to the extent that would require waiver of any privilege). If the Indemnitee does not receive from the Indemnifying Party a Notice of Defense with respect to a Third Party Claim within the thirty (30) day period described above, the Indemnitee may, at its option, elect to solely defend the Third Party Claim assisted by counsel of its own choosing, and the Indemnifying Party will be liable for all reasonable costs and expenses, and all settlement amounts (subject to and in accordance with Section 27.3) or other liabilities, losses, damages and injuries paid or incurred in connection therewith to the extent such claim is or would have been indemnifiable under this Agreement if such claim is or had been proved.

               27.2 If, within the thirty (30) day period set forth in Section 27.2, an Indemnitee receives a Notice of Defense from an Indemnifying Party with respect to any Third Party Claim, the Indemnifying Party will not be liable for any legal expenses of the Indemnitee incurred after receipt by the Indemnitee of such Notice of Defense.

               27.3 In the event there is a dispute between the Indemnifying Party and Indemnitee concerning whether a Third Party Claim should be contested, settled or compromised, it shall be settled, compromised or contested in accordance with the next succeeding sentences; provided, however, that the
                                               --------  -------
Indemnitee, or its respective successors or assigns, shall neither be required to refrain from paying or satisfying any claim which has matured by court judgment or decree, unless appeal is taken thereafter and proper appeal bond posted by the Indemnifying Party, nor shall the Indemnitee be required to refrain from paying or satisfying any Third Party Claim after and to the extend that such Third Party Claim has resulted in an unstayed injunction. The Indemnifying Party shall not, without the Indemnitee's prior written consent which is not to be unreasonably withheld, settle or compromise any action or claim or consent to the entry of any judgment with respect to any action, claim or proceeding for anything other than money damages paid by the Indemnifying Party unless the settlement does not involve the imposition of any liability or obligation on the Indemnitee or any restriction on its activities. The Indemnifying Party may, without the Indemnitee's written consent, settle or compromise any such action or claim or consent to entry of any judgment with respect to any such action or claim which requires solely the payment of money damages by the Indemnifying Party. Subject to the foregoing, in the event that the Indemnifying Party, on the one hand, or the Indemnitee, on the other hand, has reached a good faith, bona fide settlement, agreement or compromise, subject to approval hereunder, with any claimant regarding a matter which may be the subject of indemnification hereunder, and desires to settle on the basis of such agreement or compromise, such party who desires to so settle or compromise shall notify the other party in writing of its desire setting forth the terms of such settlement or compromise (the "Notice of Settlement"). The Third Party Claim may be settled or compromised on such basis unless within twenty (20) days of the receipt of the Notice of Settlement the party who issued the Notice of Settlement receives a notice from the other party of its desire to continue to contest the matter (the "Notice to Contest") and, in such case:

               27.3.1 Should the Indemnitee deliver a Notice to Contest, the claim shall be so contested and the liability of the Indemnifying Party shall be limited as provided in Clause 27.3.3 below:

               27.3.2 If the settlement or compromise could result in a further claim for indemnification being made against the Indemnifying Party and if the Indemnifying Party delivers the Notice to Contest, the claim shall be so contested and the liability of the Indemnitee shall be limited as provided in clause 27.3.3 below ; and

               27.3.3 If a matter is contested as provided in Sections 27.3.1 or
27.3.2 above and is later adjudicated, settled, compromised or otherwise disposed of and such adjudication, compromise, settlement or disposition results in a liability, loss, damage or injury in excess of the amount for which one party desired previously to settle the matter, then the liability of such party shall be limited to such lesser proposed settlement amount (plus attorney's fees and expenses to the date of the proposed but unapproved settlement to the extent provided for in Section 27.3 above) and the party contesting the matter shall be solely responsible for any additional amount.

          28 LIMITATIONS OF INDEMNIFICATION OBLIGATIONS. The Purchaser
             ------------------------------------------
Indemnitee shall not have any right to indemnification under this Agreement until the aggregate of all Damages Claimed by all Purchaser Indemnitees exceeds $250,000, and in such event the indemnification obligations of the Stockholder Indemnitee hereunder shall apply to all Damages in excess of such amount until such Damages aggregate $2,500,000, from which point the Stockholder Indemnitee shall have no obligation to indemnify the Purchaser Indemnitees against further Damages.

          29 LOSSES NET OF INSURANCE, ETC. The amount of any Damages suffered as
             ----------------------------
a result of an injury to an Indemnitee for which indemnification is available hereunder, shall be net of any insurance proceeds, if any, actually received by the Indemnitee in respect of such injury and (i) increased to take account of any net tax cost incurred by the Indemnitee arising from the receipt of indemnity payments hereunder (grossed up for such increase an any tax consequences resulting from any payments pursuant to this Section 29 and (ii) reduced to take account of any net tax benefit realized by the Indemnitee arising from the incurrence or payment of any such Damages. In computing the amount of any such tax cost or tax benefit, the Indemnitee shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Damages. Any indemnity payment under this Agreement shall be treated as an adjustment to the Purchase Price for tax purposes, unless a final determination (which shall include the execution of a Form 870-AD or successor form) with respect to the Indemnitee causes any such payment not to be treated as an adjustment to the Purchase Price for Federal tax purposes. The purpose of this Section 29 is to put the Indemnitee in such a position as if the event for which indemnification is provided hereunder and Damages awarded had not occurred.

          30  REMEDIES.
              --------

              30.1 NO LIMITATION OF REMEDIES PRIOR TO CLOSING. Prior to the
                   ------------------------------------------
Closing, no rights and remedies expressed hereunder are intended to be exclusive of any other right or remedy, but every such right or remedy shall be cumulative and shall be in addition to all other rights and remedies herein conferred or hereafter existing at law or in equity or by statute, including without limitation the right to specific performance.

              30.2 LIMITATION OF REMEDIES AFTER CLOSING. Except for claims
                   ------------------------------------
based on fraud or intentional misrepresentation or concealment, the parties acknowledge and agree that the indemnities set forth in Sections 25 and 26 shall be the sole and exclusive remedy after the Closing for breach, default, inaccuracy or failure of any of the warranties, representations, conditions, covenants or agreements contained in this Agreement and in any certificates or documents delivered pursuant hereto.

              30.3 NO LOST PROFITS. Notwithstanding anything to the contrary in
                   ---------------
this Agreement, except for claims based on fraud or intentional misrepresentation or concealment, in no event will any party hereto have any liability under this Agreement to any other party hereto for consequential, indirect or incidental damages of any kind or nature or lost profits.

          31  COVENANT NO TO COMPETE.
              ----------------------

                   31.1 JONES expressly agrees that for a period of four (4) years commencing on the date of the Closing, he shall not directly or indirectly own, manage, control or participate in the ownership, management or control of or become affiliated or associated as a consultant, principal, agent, stockholder, partner, investor, lender or otherwise with any firm, association or other business entity, or otherwise engage in any business enterprise that competes with the businesses of PGI or MIKOHN, including without limitation the following: [1] the development, manufacture, sale, lease or distribution of displays and signage which include electronic components that connect to slot machines, live table games or other gaming devices; [2] the development, manufacture, sale, lease or distribution of computer hardware, software and firmware for accounting and player tracking systems for gaming devices and live table games; [3] the development, manufacture, sale, lease or distribution of progressive jackpot or other bonusing systems for slot machines, live table games or other gaming devices; [4] the development, manufacture, sale, lease or distribution of surveillance systems and equipment to the gaming industry; or [5] the development, manufacture, sale, lease or distribution of slot machines, live table games or other gaming devices or associated equipment. The foregoing notwithstanding, nothing herein shall be construed to prevent JONES from purchasing a Non-controlling Interest in any publicly traded company; owning or operating a casino; or collecting or taking any actions in connection with collecting the CTI Receivable.

                   31.2 The geographic scope of this covenant not to compete is worldwide.

                   31.3 If, at the time of enforcement of any provision of this covenant, a court shall hold that the period, scope or area restrictions are unreasonable under the circumstances then existing, the parties agree that the maximum period, scope or area adjudged reasonable under such circumstances shall be substituted for the stated period, scope or area.

                   31.4 MIKOHN, PGI and JONES agree that all of the consideration payable to JONES pursuant to this Agreement is allocable to the PGI Shares and that no part of the consideration payable to JONES pursuant to this Agreement is allocable to this covenant. The parties agree that all filings that they make with federal and state taxing authorities will be consistent with this Section 31.4.

               32  STANDSTILL.
                   ----------

                   32.1 MIKOHN and PGI agree that all pending lawsuits and arbitration proceedings between MIKOHN and PGI shall be stayed during the term of this Agreement, and neither party shall take any further action against the other in such proceedings through discovery, motion, order to show cause or otherwise. The parties will stipulate to such orders as may be necessary to effect the intent of this standstill provision. Each party shall agree to extend any time period applicable to the other which elapses during the period any proceedings are stayed by a period equal to the length of time this Agreement is in effect and has not been terminated.

                     32.2 Notwithstanding the foregoing, this standstill provision shall not apply to any claims or causes of action arising from activities subsequent to the date this Agreement is signed by all parties and shall not apply to activities reasonably necessary to avoid dismissal for failure to prosecute or similar events that might jeopardize a party's claims or defenses.

                     32.3 So long as this Agreement is in effect and has not been terminated, MIKOHN shall continue to make royalty payments to PGI in the same manner such royalty payments were made in January, February and March, 1998.

                     32.4 This Agreement is made without prejudice to any rights or claims now held by either party against the other and shall not be deemed a release, waiver, compromise or other resolution of any such rights or claims; all such rights and claims are expressly reserved and shall be wholly unaffected by this Agreement in the event this Agreement [1] is terminated for any reason prior to the Closing or [2] expires by its terms.

                 33  TERMINATION.
                     -----------

                     33.1 TERMINATION BY MUTUAL CONSENT. At any time prior to
                          -----------------------------
the Closing, this Agreement may be terminated by written consent of MIKOHN and JONES.

               33.2  TERMINATION BY JONES.
                     --------------------

                     33.2.1 If the Closing has not occurred by the latest date provided in Section 4 because the condition contained in Section 6.12 or Section
6.13 is or has not been satisfied, JONES may terminate this Agreement at any time by delivery of written notice to MIKOHN and the Earnest Money Deposit, together with interest thereon, shall be paid to MIKOHN.

                     33.2.2 If JONES is not provided the CIBC Highly Confident Letter on or before April 30, 1998, JONES may terminate this Agreement at any time by delivery of written notice to MIKOHN and the Earnest Money Deposit, together with interest thereon, shall be paid to JONES.

                     33.2.3  If financing described in Section

6.13 cannot be obtained by MIKOHN because of a material adverse change in the financial condition or results of operations of MIKOHN, JONES may terminate this Agreement and the Earnest Money Deposit together with interest thereon shall be paid to JONES.

                         33.2.4 If it appears reasonably probable that a consent
required by JONES under Section 4.4.7 or by MIKOHN under Section 4.5.3 cannot be obtained by the Closing Date, and provided further that the inability to obtain such consent is the result of a claim or assertion by a regulatory agency that MIKOHN is not a suitable party to own or hold the PGI Shares or otherwise due to a fact or circumstance within the control of MIKOHN, MIKOHN shall give JONES prompt notice of such fact. JONES shall have the right to terminate this Agreement after providing MIKOHN with written notice and a thirty (30) day notice to cure. If this event is not cured within said thirty (30) day period, the Earnest Money Deposit, together with interest thereon, shall be paid to JONES.

                         33.2.5 If MIKOHN breaches this Agreement and such
breach is not cured by MIKOHN within thirty (30) days of notice from JONES, JONES may terminate this Agreement and the Earnest Money Deposit, together with interest thereon, shall be paid to JONES.

                    33.3 EFFECT OF TERMINATION. In the event of termination as
                         ---------------------
provided above, this Agreement shall become of no further force or effect and all parties hereto shall bear their own costs associated with this Agreement and all transactions contemplated hereby; provided, however, such termination shall not relieve any person or entity of liability for breach of or interference with this Agreement.

                    33.4 FINAL TERMINATION DATE. This Agreement shall
                         ----------------------
automatically terminate without further action of the parties if the Closing has not occurred by September 30, 1998.

               34   EACH PARTY TO BEAR OWN COSTS. Each of the parties shall
                    ----------------------------
pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement. JONES shall bear all such costs incurred by PGI including, without limitation, all fees and charges of any agent used by JONES and/or PGI in respect to the transactions contemplated by this Agreement including, without limitation, Ladenburg Thalmann & Co. Inc.

               35   HEADINGS. The subject headings of the Articles and Sections
                    --------
of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

               36 THIRD PARTIES. Nothing in this Agreement, whether express or
                  -------------
implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons or entities other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third party to any party to this Agreement, nor shall any provision give any third party any right of subrogation or action over or against any party to this Agreement.

               37 SUCCESSORS AND ASSIGNS. This Agreement shall be binding on,
                  ----------------------
and shall inure to the benefit of, the parties and their respective heirs, legal representatives, successors and assigns.

               38 NOTICES. All notices, requests, demands and other
                  -------
communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to which notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

  To JONES at:           Donald W. Jones
                         3201 West Commercial Blvd.
                         Suite 116
                         Ft. Lauderdale, Florida 33309

  With a copies to:      Douglas R. Wright
                         Parcel, Mauro & Spaanstra, P.C.
                         Suite 3600
                         1801 California Street
                         Denver, Colorado 80202

                                 and

                         Robert E. Purcell, Esq.
                         Reilly, Purcell & Lewis
                         1120 Lincoln Street, Suite 1500
                         Denver, Colorado 80203

  To PGI:                Donald W. Jones
                         Chairman
                         Progressive Games, Inc.
                         3201 West Commercial Blvd.
                         Suite 116
                         Ft. Lauderdale, Florida 33309

  With a copies to:      Douglas R. Wright
                         Parcel, Mauro & Spaanstra, P.C.
                         Suite 3600
                         1801 California Street
                         Denver, Colorado 80202

                                    and

                         Robert E. Purcell, Esq.
                         Reilly, Purcell & Lewis
                         1120 Lincoln Street, Suite 1500
                         Denver, Colorado 80203

  To MIKOHN at:          MIKOHN GAMING CORPORATION
                         1045 Palms Airport Drive
                         Las Vegas, Nevada 89119
                         Attention:  President

  With a copy to:        MIKOHN GAMING CORPORATION
                         1045 Palms Airport Drive
                         Las Vegas, Nevada 89119
                         Attention:  General Counsel

Any party may change its address for purposes of this Section by giving notice of the new address to each of the other parties in the manner set forth above.

          39  PRESS RELEASES. Each party agrees to provide to the other drafts
              --------------
of proposed press releases which discuss this transaction for review and comment before they are publicly issued.

              IN WITNESS WHEREOF, the parties hereto have read, understood, and voluntarily executed this Agreement as of the day and year first above written.

"PGI"                          "JONES"

PROGRESSIVE GAMES, INC.

By  _____________________      _________________________
                                  DONALD W. JONES
Its  ____________________


"MIKOHN"

MIKOHN GAMING CORPORATION

By  ____________________

Its  ____________________

              EXHIBITS AND SCHEDULES TO STOCK PURCHASE AGREEMENT


                                 EXHIBITS
                                 --------

EXHIBIT A             PGI audited financial statements for the year ending
                      December 31, 1997.

EXHIBIT B             Unaudited financial statements for the two months ending
                      February 28, 1998.

EXHIBIT C             Form of legal opinion from counsel for JONES and PGI to
                      MIKOHN.

EXHIBIT D             Form of legal opinion from counsel for MIKOHN to JONES and
                      PGI.

                                 SCHEDULES
                                 ---------

SCHEDULE 4.4.3        List of all States where PGI is qualified to do business.

SCHEDULE 4.4.6 List of all liens against PGI or the PGI Assets showing those liens, if any, that will not be released at Closing.

SCHEDULE 4.4.9        List of all employment agreements, if any.

SCHEDULE 6.9 List of all directors, officers and management personnel of PGI and PGI Affiliates whose resignations will be required at Closing.

SCHEDULE 11.3.3 List of employment contracts or compensation arrangements entered into by PGI since December 31, 1997.

SCHEDULE 11.3.3[13] List of all issues, transfers, sales or pledges by PGI or PGI Affiliates of any shares of their capital stock or other securities or of any commitment, option, right or privilege under which PGI or any PGI Affiliate is or may become obligated to issue any shares of their capital stock or other securities.

SCHEDULE 11.5.2 List of all machinery and equipment wherever located, used or held for use in the conduct of the Business including [1] a description of each item (or category of items, where individual items are less than $100 in undepreciated book value) and [2] a statement of the location, date of acquisition, original cost, book value, description of method of valuation, and book accumulated depreciation through December 31, 1997 of each such item or category of items.

SCHEDULE 11.5.3 List and summary of all policies of insurance of any nature whatsoever maintained by JONES or PGI pertaining to the business of PGI showing, among other things, the amount of coverage, the company issuing the policy and the expiration date of each policy.

SCHEDULE 11.5.5 List of the accounts and notes receivable of PGI as of the date of this Agreement, and a complete and accurate aging of such accounts and notes receivable.

SCHEDULE 11.5.6 List of each permit, license and certificate or authorization issued to PGI by any third party material to the Business.

SCHEDULE 11.6 List of each contract whether written or oral, between PGI and any party who is obligated to make payments or provide services to PGI or to whom PGI is obligated to make payments or provide services.

SCHEDULE 11.7 List of material lawsuits, asserted and unasserted claims, pending and threatened investigations.

SCHEDULE 11.8 List of exceptions to the payment of all salaries and wages (including without limitation, bonuses, sick and vacation pay, commissions to salesmen, etc.) accrued prior to Closing.

SCHEDULE 11.9         List of all Employee Benefit Plans.

SCHEDULE 11.10 Description of any PGI infringement of any patent, trademark, trade name, trade secret or copyright held by others.

SCHEDULE 11.10.1 List of all patents, patent applications, inventions, trade names, trademarks, service marks, brand names, copyrights and registrations and applications therefor, owned by or used in the Business.

SCHEDULE 11.10.2 List of all licenses and other rights granted by PGI and/or JONES in intellectual property included in the PGI Assets.

SCHEDULE 11.10.3 List of claims of any violation or infringement by others of PGI's rights to or in connection with its Intellectual Property or technology used or held for use in the Business.

SCHEDULE 11.10.4 List of interferences or other contested proceedings or reexamination proceedings, either pending or, to the knowledge of JONES or PGI, threatened, in the United States Copyright Office, the United States Patent and Trademark Office or any federal, state or local court or before any other governmental agency or tribunal, relating to any pending application with respect to the Intellectual Property.

SCHEDULE 11.16[1] List of all leases or rental contracts under which PGI is a lessee, lessor, sublessee or sublessor.

SCHEDULE 11.16[2] List of all equipment used by PGI in the operation of its business which is owned or leased by PGI and which had an original cost of $15,000 or more.

SCHEDULE 11.17 List of each and every agreement or other instrument under or pursuant to which PGI has outstanding indebtedness for borrowed money.

SCHEDULE 11.18 List of the names and current salaries of all management employees of PGI who earned $50,000 or more for the fiscal year of PGI ended December 31, 1997, or who will, at their present salaries earn $50,000 or more for the fiscal year ending December 31, 1998.

SCHEDULE 11.19[1] List of the names and addresses of all persons or entities holding a power of attorney on behalf of PGI.

SCHEDULE 11.19[2] List of the names and addresses of all banks or other financial institutions in which PGI has an account, deposit or safe-deposit box, with the number and a description of the account and the names of all persons authorized to draw on such account or deposit or have access to such boxes.

SCHEDULE 11.22 List of all suppliers or service providers to, or customers of, PGI, or other party to any contract or other arrangement which is material to PGI, in which PGI and/or JONES has a direct or indirect material financial interest, in any.

SCHEDULE 11.24 List of all consents, waivers or approvals of any third parties necessary for the consummation by JONES and PGI of the transactions contemplated by this Agreement.

            [LETTERHEAD OF MIKOHN GAMING CORPORATION APPEARS HERE]


Charles H. McCrea, Jr.
Executive Vice President
& General Counsel


                                 June 24, 1998



TO FACSIMILE NO. 303-295-3040
-----------------------------

Douglas R. Wright
Parcel, Mauro & Spaanstra, P.C.
Suite 3600
1801 California Street
Denver, Colorado 80202

     Re: First Amendment to Stock Purchase Agreement dated April 9, 1998 (the "Agreement") among Mikohn Gaming Corporation ("Mikohn"), Progressive Games, Inc. ("PGI") and Donald W. Jones ("Jones")

Dear Doug:

     This letter shall constitute the First Amendment to the Agreement.

     The following language from Section 11.5.4 of the Agreement shall be deleted in its entirety:

          The foregoing notwithstanding, prior to the Closing, PGI may transfer to JONES twenty (20) Gaming Tables, including all electronics and layouts and two (2) complete sets of spare parts, at no charge to JONES for JONES's use in any legal casino in which JONES holds a 50% or greater interest; provided, however, JONES shall not displace any Gaming Tables under license from PGI in operation at such casino before JONES acquired a 50% interest therein. Unless prohibited by law or regulatory authority having jurisdiction, PGI shall agree to provide JONES with spare parts for such tables at a price of PGI's cost plus 15% and access to all improvements and upgrades.

     In place of the foregoing language deleted from Section 11.5.4, the following shall be inserted:

                   [LETTERHEAD OF MIKOHN GAMING CORPORATION]

Douglas R. Wright
June 24, 1998
Page 2

                    The foregoing notwithstanding, at the Closing, PGI shall transfer to JONES the Corvette and BMW automobiles owned and leased, respectively, by PGI and the office furniture and related items located in the office of Donald W. Jones at PGI's corporate office. PGI shall transfer the automobiles subject to all liens and encumbrances (including leases) which JONES shall assume. At the Closing, JONES shall provide MIKOHN with evidence reasonably satisfactory to it that PGI will be released from all liability in respect to such liens and encumbrances. In consideration of the foregoing, the Purchase Price shall be increased in an amount equal the cost to extinguish all such liens and encumbrances but not in excess of $60,000.


                                                     Very truly yours,

                                                     /s/ Charles H. McCrea, Jr.
                                                     Charles H. McCrea, Jr.

ACCEPTED AND AGREED.

PROGRESSIVE GAMES, INC.

By   /s/ Don Jones                                    /s/ Donald W. Jones
    ------------------------                         --------------------------
                                                     DONALD W. JONES

Its  Chairman
    -------------------------


"MIKOHN"

MIKOHN GAMING CORPORATION

By  /s/ Charles H. McCrea, Jr.
   ---------------------------

   Charles H. McCrea, Jr.
   Its Executive Vice President
   and General Counsel


CHMc:cm

            [LETTERHEAD OF MIKOHN GAMING CORPORATION APPEARS HERE]

Charles H. McCrea, Jr.
Executive Vice President
& General Counsel

                                 May 28, 1998


TO FACSIMILE NO. 303-295-3040
-----------------------------

Douglas R. Wright
Parcel, Mauro & Spaanstra, P.C.
Suite 3600
1801 California Street
Denver, Colorado 80202

          Re: Second Amendment to Stock Purchase Agreement dated April 9, 1998 (the "Agreement") among Mikohn Gaming Corporation ("Mikohn"), Progressive Games, Inc. ("PGI") and Donald W. Jones ("Jones")

Dear Doug:

          This letter shall constitute the Second Amendment to the Agreement.

          Section 4.5.1.3 shall be deleted in its entirety and replaced with:

               less an amount equal to any accounts payable of PGI on the Closing Date (calculated consistently with those reflected on the Financial Statements) in excess of $250,000;

          This amendment shall become effective only upon the execution of a definitive agreement prior to the Closing (as defined in the Agreement) by which Mikohn will acquire all of the common stock of P&S Leasing Corporation, Inc., a Mississippi corporation, and P&S Leasing,

                   [LETTERHEAD OF MIKOHN GAMING CORPORATION]

Douglas R. Wright
May 28, 1998
Page 2


L.L.C., a Louisiana limited liability corporation and thereby accede to all rights granted to Bartrand Hull by PGI under that certain License Agreement dated September 3, 1993, as amended.


                                                  Very truly yours,

                                                  /s/ Charles H. McCrea, Jr.
                                                  Charles H. McCrea, Jr.


ACCEPTED AND AGREED.

PROGRESSIVE GAMES, INC.

By  Don Jones                                 /s/ Donald W. Jones
    -----------------------                       -------------------
                                                  DONALD W. JONES

Its Chairman
    ------------------------


"MIKOHN"

MIKOHN GAMING CORPORATION

By   /s/ Charles H. McCrea, Jr.
     --------------------------

     Charles H. McCrea, Jr.
     Its Executive Vice President
     and General Counsel


CHMc:cm

            [LETTERHEAD OF MIKOHN GAMING CORPORATION APPEARS HERE]


Charles H. McCrea, Jr.
Executive Vice President
& General Counsel

                                 June 24, 1998


TO FACSIMILE NO. 303-295-3040
-----------------------------

Douglas R. Wright
Parcel, Mauro & Spaanstra, P.C.
Suite 3600
1801 California Street
Denver, Colorado 80202

     Re: Third Amendment to Stock Purchase Agreement dated April 9, 1998 (the "Agreement") among Mikohn Gaming Corporation ("Mikohn"), Progressive Games, Inc. ("PGI") and Donald W. Jones ("Jones")

Dear Doug:

     This letter shall constitute the Third Amendment to the Agreement.

     1. MIKOHN hereby agrees that prior to the Closing (as defined in the Agreement) PGI may sell to Jones the Note dated September 15, 1997 from August
J. Masciotra in the principal amount of $31,000 for cash in the amount of $31,000 plus accrued interest on such note through the date of sale. Upon the sale, such note shall cease to be an "Employee Note" as such term is defined in the Agreement.

     2. MIKOHN agrees that immediately prior to Closing, PGI may distribute all or part of PGI's cash balances to JONES so long as immediately prior to such distribution PGI has satisfied Section 11.4 of the Agreement. Such distribution shall not cause PGI or JONES to be in breach of Section 11.4 of the Agreement. The amount of such distribution shall not be included in PGI's cash balances on the Closing Date reflected in Section 4.5.1.2.


                                                 Very truly yours,

                                                 /s/ Charles H. McCrea, Jr.
                                                 Charles H. McCrea, Jr.

                   [LETTERHEAD OF MIKOHN GAMING CORPORATION]

Douglas R. Wright
June 24, 1998
Page 2

ACCEPTED AND AGREED.

PROGRESSIVE GAMES, INC.

By  Don Jones                               /s/ Donald W. Jones
    ---------------------                       -------------------
                                                DONALD W. JONES

Its Chairman
    ---------------------

"MIKOHN"

MIKOHN GAMING CORPORATION


By  /s/ Charles H. McCrea, Jr.
    --------------------------

    Charles H. McCrea, Jr.
    Its Executive Vice President
    and General Counsel

CHMc:cm